Exhibit 99.2

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”), dated as of March 22 , 2012, is made and entered into by and among the People of the State of California and Medco Health Solutions, Inc. (“Medco”), (collectively, “the Parties”).

RECITALS

WHEREAS, the State of California in its law enforcement capacity through the Office of the Attorney General has been investigating California Public Employees’ Retirement System’s (CalPERS) Request for Proposal 2004-3521 regarding the provision of pharmacy benefit management services (the “2005 RFP”) and its resulting award to Medco of a pharmacy benefit management services contract pursuant to the 2005 RFP, CalPERS Agreement No. 2005-3789 (as subsequently amended, the “2005 PBM Contract”).

WHEREAS, Medco denies any liability or wrongdoing in respect of the 2005 RFP, the 2005 PBM Contract or any other matter arising under such investigation, and this Agreement does not constitute evidence of or any admission by Medco of any liability or wrongdoing.

WHEREAS, the Parties desire to avoid further dedication of resources to this investigation, and the California Attorney General has agreed to conclude the investigation.

WHEREAS, the California Attorney General is concurrently filing a complaint in this matter under the Unfair Competition Law, Cal. Bus. & Prof. Code § 17200, et seq., and the Cartwright Act, Cal. Bus. & Prof. Code § 16720, et seq., alleging that Medco failed to exercise sufficient controls over its consultant.

WHEREAS, the California Attorney General’s Office has, for a year and one-half, conducted a broad-ranging investigation pertaining to Medco (the “Covered Conduct”) as follows:

a. all conduct as alleged in the complaint against Medco that the California Attorney General is filing concurrently with this Agreement;

b. all aspects of Medco’s consulting relationship with Alfred Robles Villalobos, as set forth in the contracts between Medco and ARVCO Capital Research, L.L.C. dated June 8, 2004 and December 16, 2005;

Settlement Agreement And Release

c. all aspects of Medco’s retention of Alfred Robles Villalobos, as set forth in the contracts between Medco and ARVCO Capital Research, L.L.C. dated June 8, 2004 and December 16, 2005;

d. all aspects of Medco’s conduct, and the conduct of Medco consultants, as it relates to the 2005 RFP;

e. all aspects of Medco’s conduct, and the conduct of Medco’s consultants, as it relates to CalPERS’ award of the 2005 RFP to Medco;

f. all aspects of Medco’s negotiation of the 2005 PBM Contract awarded as a result of the 2005 RFP;

g. whether Medco interfered, influenced or tampered with the competitive bid process or contracting process of CalPERS;

h. whether Medco attended meetings of the CalPERS Board held in violation of the Brown Act, Cal. Gov’t Code § 54950, et seq., or otherwise improperly held;

i. whether Medco or its consultants had contacts with CalPERS during the period of restricted communications related to the 2005 RFP;

j. whether Medco obtained confidential, non-public, or proprietary CalPERS information;

k. whether Medco failed to exercise sufficient controls to ensure that all compensation to consultants, including compensation for expenses, was for legitimate business purposes and not used to fund improper gifts, payments or campaign contributions to CalPERS staff or Board members;

l. whether Medco, through its consultants or otherwise, indirectly or directly funded improper gifts, payments or campaign contributions to CalPERS staff or Board members;

Settlement Agreement And Release

m. whether the consulting fees paid to Mr. Villalobos were payments to influence, or in exchange for, CalPERS’ award of the 2005 PBM contract;

n. any re-pricing in connection with the 2005 PBM Contract;

o. the audit of Medco’s provision of pharmacy benefit management services to CalPERS pursuant to the contract ending December 31, 2002, conducted by CalPERS; and

p. Medco’s cooperation with the investigation, including but not limited to the completeness of Medco’s production of documents.

WHEREAS, the Parties have agreed to settle and put to rest with finality all claims that have been or could have been asserted by the State of California in its law enforcement capacity against Medco arising out of or in connection with the Covered Conduct, except that nothing herein constitutes any release with respect to any claims of damages, penalties or otherwise of CalPERS, or any other state entity or department or other person.

NOW, THEREFORE, in consideration of the above premises, the mutual covenants and undertakings made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do agree as follows:

I. STIPULATED ORDER REGARDING MEDCO’S BUSINESS PRACTICES:

The Parties shall jointly seek entry of an order and final judgment (the “Stipulated Judgment”) substantially in accordance with the form of the Stipulated Judgment attached hereto as Exhibit A. In particular, but not in limitation of the prior sentence, the Stipulated Judgment will not provide for any injunctive relief or for the imposition on Medco of any civil or other penalties or fines or other relief other than as provided for in Exhibit A.

Medco’s obligations with regard to policies and procedures as set forth in the Stipulated Judgment are limited to Medco’s use of consultants and agents engaged by Medco to perform functions or who actually perform any function or have any involvement related to the solicitation, negotiation, and/or securing of PBM contracts from any California governmental or quasi-governmental agency.

Settlement Agreement And Release

Any report required by the Stipulated Judgment shall be submitted to the following individual:

Senior Assistant Attorney General Kathleen Foote

Office of the California Attorney General

455 Golden Gate Avenue

San Francisco, CA 94102-3664

Telephone: 415-703-5555

Email: Kathleen.Foote@doj.ca.gov

II. INDEPENDENT DIRECTORS’ REVIEW:

Medco shall request that the independent members of Medco’s Board of Directors (a) meet within 15 days of the Attorney General’s filing of a complaint in this matter to review and consider the matters alleged in the complaint and any investigative materials of the Attorney General to which they have access, and (b) take any follow-up actions they deem appropriate.

III. SETTLEMENT PAYMENTS:

Upon entry of the Stipulated Judgment in the form provided for in Exhibit A hereto, Medco shall pay to the Office of the Attorney General the amount of $2,750,000 in immediately available funds as reimbursement of the Attorney General’s attorneys’ fees and/or investigation, litigation and settlement administration costs.

IV. RELEASE OF CLAIMS:

In consideration of the promises and obligations of Medco contained herein, and the execution and delivery of this Agreement, the State of California, in its sovereign capacity and law enforcement capacity, for itself alone, hereby fully and finally, unconditionally and forever, knowingly and voluntarily, waives, releases, acquits and discharges Medco as well as its current and former parents, subsidiaries, divisions and affiliates; its and their respective current and former partners, shareholders, members, directors, officers, managers, employees, agents, attorneys, representatives and insurers (other than Alfred Robles Villalobos and ARVCO Capital Research); and the heirs, executors, administrators, trustees, beneficiaries, predecessors, successors and assigns (direct or indirect) (the “Released Parties”) of any of the foregoing from any and all claims, complaints, actions, suits, demands, grievances, controversies, allegations, accusations, rights, causes of action, liabilities, judgments, damages or proceedings of any kind or nature, as well as all forms of relief (including all remedies, losses, debts, attorneys’ fees, penalties, punitive damages, consequential or special damages, costs and expenses of every kind and however denominated), whether sealed or unsealed, known or unknown, foreseen or unforeseen, that the State of California ever had, has or may have solely in respect of the State of California’s law enforcement capacity arising out of or in connection with the Covered Conduct. Said release does not extend to or affect any other claims that CalPERS or any other entity, state agency or person might have with respect to the Covered Conduct.

Settlement Agreement And Release

The releases contained in this Section IV are general releases with respect to claims asserted in or relating to the Covered Conduct, and the Parties intend and agree that each shall be interpreted, construed and enforced as such. Without limiting the foregoing, the Parties, having been fully advised by counsel of the contents of Section 1542 of the Civil Code of the State of California, expressly waive and relinquish all rights and benefits afforded by Section 1542, and do so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release of claims asserted in or relating to the Covered Conduct, each Party expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims relating to the Conduct that such Party does not know of or suspect to exist in such Party’s favor at the time of signing this Agreement.

For the avoidance of doubt, nothing contained in this Section IV shall operate to discharge the obligations of the Parties set forth in this Agreement.

Settlement Agreement And Release

V. NO ADMISSION:

The execution and delivery of, and performance of the duties, obligations and undertakings under this Agreement by Medco is in full accord and satisfaction of all claims released herein; provided, however, that none of such execution, delivery and performance, nor the promises and obligations contained herein, is an admission or determination of any liability in respect of any such released claim.

VI. GOVERNING LAW/ENFORCEMENT:

This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts entered into within that state, without regard to any otherwise applicable principles of conflicts of laws. The Parties agree to submit to the non-exclusive jurisdiction of the Superior Court of the State of California in San Francisco or Los Angeles for the purpose of enforcement of the covenants within and waive any objections to venue in that Court. The People of the State of California shall not seek or accept as part of any judgment in respect of the above-captioned action any injunctive relief, civil or other fines or penalties or any other relief other than as provided for in the Stipulated Judgment attached as Exhibit A.

VII. MISCELLANEOUS:

1. Entire Agreement. This Agreement contains the entire understanding between the Parties with respect to its subject matter and supersedes all other prior and contemporaneous oral or written communications, representations, or agreements.

2. Interpretation of Terms. This Agreement was prepared by the combined efforts of all of the Parties and their respective attorneys. The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any Party on the basis that any Party or any Party’s attorney drafted any of its provisions.

Settlement Agreement And Release

3. Partial Invalidity. If any provision of this Agreement is determined to be invalid or unenforceable, the remainder shall be construed and enforced so as to best effectuate the intention of the Parties at the time this Agreement was entered into.

4. Waiver of Rights. No waiver of any provision of this Agreement or consent to any action under this Agreement shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a Party to provide a waiver or consent in the future.

5. Modification. No modification, amendment, or change of any of the terms of this Agreement shall be binding upon any Party hereto unless it is in writing and signed by the Party, or by a duly authorized officer, representative, or agent of the Party, against whom enforcement of the modification, amendment, or change is sought.

6. Parties Benefitted and Burdened: No Third Party Beneficiaries. Except as otherwise provided in Section IV: (a) this Agreement shall burden and inure to the benefit of only the Parties hereto and their respective successors and assigns, and (b) there are no third-party beneficiaries of this Agreement. No Party may assign any rights or obligations hereunder to any other person without the prior written consent of the other Party hereto, provided, however, that Medco may assign the benefits hereof to any person acquiring all or substantially all of its assets in one or a series of related transactions, and provided that the Office of the Attorney General may reimburse any California state agency for its expenses or contributions associated with the Attorney General’s investigation.

7. Counterparts. This Agreement shall become effective upon its execution and delivery by or on behalf of all Parties. This Agreement may be executed in counterparts, and faxed copies, photocopies and portable format copies (i.e., pdf) of the Parties’ signatures shall be effective. When each Party has signed and delivered at least one counterpart, each counterpart shall be deemed an original, and when taken together with other signed counterparts shall constitute one Agreement, which shall be binding on all Parties.

Settlement Agreement And Release

Agreed:

The People of the State of California KAMALA D. Harris Attorney General of California		Medco Health Solutions, Inc.

By:	/s/ Kathleen E. Foote	By:	/s/ Enu Mainigi

Kathleen E. Foote

Senior Assistant Attorney General

455 Golden Gate Avenue, Suite 11000

San Francisco, CA 94102-7004

Telephone: (415) 703-555

Email: Kathleen.Foote@doj.ca.gov

Cheryl L. Johnson

Deputy Attorney General

Telephone: (213) 897-2688

Fax: (213) 897-2801

Email: Cheryl.Johnson@doj.ca.gov

Attorneys for Plaintiffs

Enu Mainigi Deneen C. Howell (Bar. No. 194494) Williams & Connolly LLP 725 12th Street, NW Washington, DC 20005 (202) 434-5420 (tel) (202) 434-5029 (fax) emainigi@wc.com dhowell@wc.com

Settlement Agreement And Release